Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SEVENTH AMENDMENT TO LEASE

SEVENTH AMENDMENT TO LEASE, dated as of April 18, 2023 (this “Agreement”), by and between RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company, having an office c/o Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”) and RADIO CITY PRODUCTIONS LLC, a Delaware limited liability company, having an office at 1260 Avenue of the Americas, New York, New York 10020 (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to a Lease, dated as of December 4, 1997 (the “Original Lease”), between Landlord (as successor-in-interest to RCPI Trust) and Tenant, as amended by (i) First Amendment to Lease, dated as of February 19, 1999, (ii) Second Amendment to Lease, dated as of November 6, 2002, (iii) Letter Agreement, dated as of February 9, 2007, (iv) Third Amendment to Lease, dated as of August 14, 2008, (v) Fourth Amendment to Lease, dated as of January 24, 2011, (vi) Fifth Amendment to Lease, dated as of July 18, 2018, (vii) Letter Agreements, dated as of February 24, 2021, March 25, 2021 and April 29, 2021 and (viii) Sixth Amendment to Lease dated as of July 1, 2021 (the Original Lease, as amended, the “Lease”), Tenant is leasing from Landlord the Premises comprised of the Music Hall, the 1270 Space, the 50 Rock Space, the Retail Space and the Storage Premises in the buildings known as (a) 1260 Avenue of the Americas, New York, New York, (b) 1270 Avenue of the Americas, New York, New York and (c) 50 Rockefeller Plaza, New York, New York ((a), (b) and (c), collectively, the “Building”), as is more particularly described in the Lease;

WHEREAS, pursuant to a Guaranty of Lease, dated as of September 18, 2015, from MSG Entertainment Group, LLC (formerly known as MSG Sports & Entertainment, LLC), a Delaware limited liability company (“Original Guarantor”), to Landlord (as amended, the “Original Guaranty”), Guarantor guarantees certain obligations of Tenant under the Lease, as more particularly described in the Guaranty; and

WHEREAS, Tenant represents to Landlord that pursuant to and after the Distribution (as hereinafter defined), all of Tenant’s membership interests shall continue to be owned by MSG National Properties, LLC, the membership interests in which, in turn, shall be indirectly owned by MSGE Spinco, Inc. (which shall be renamed Madison Square Garden Entertainment Corp. (“New Guarantor”) upon the Distribution), but the identity of Tenant is not changing, all as part of the transaction described in the Draft Information Statement filed as an exhibit to New Guarantor’s Registration Statement on Form 10 (the “Distribution”); and

WHEREAS, on the date hereof, New Guarantor shall have a Net Worth (as hereinafter defined) of at least [*****], and, in exchange for the Release by Landlord annexed hereto as Exhibit A-1, New Guarantor has delivered to Landlord a new guaranty in the form annexed hereto as Exhibit A-2 (the “New Guaranty”).

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Tenant and New Guarantor. Subject to the provisions of this Agreement, Landlord confirms that the indirect transfer of the ownership interests in Tenant to New Guarantor pursuant to the Distribution shall not violate the provisions of the Lease nor shall it require any further Landlord consent. Tenant acknowledges that it shall continue to operate the Building as it has been operated and shall otherwise perform all of its obligations in accordance with the provisions of the Lease. Landlord further confirms that New Guarantor is hereby substituted for Original Guarantor effective upon the consummation of the Distribution and delivery to Landlord of the New Guaranty.

2. Net Worth. Effective upon the Distribution, the definition of “Net Worth” for all purposes of the Lease, as such definition relates to New Guarantor only, shall mean the excess of the appraised fair market value of such entity’s assets over such entity’s liabilities, as evidenced by reasonable supporting documentation delivered by Tenant (or Guarantor as applicable) to Landlord and reasonably acceptable to Landlord acting in good faith (which, for the avoidance of doubt, shall include an appraisal in a form and from an appraiser reasonably acceptable to Landlord).

3. Further Assurances. The parties hereto agree, at the reasonable request of one or more of the other parties, to take such further actions and to execute and deliver such further reasonable instruments and documents as are reasonably necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Landlord has obtained the consent to this Agreement by Landlord’s existing mortgagee with respect to the Building.

4. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

5. Counterparts. This Agreement may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.

6. Broker. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Agreement other than Newmark & Company Real Estate, Inc. d/b/a Newmark (“Broker”), and that, to the best of its knowledge, no other broker negotiated this Agreement or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Agreement, or the above representation being false. Tenant’s indemnification to Landlord shall include any claim made by Broker. The provisions of this paragraph shall survive the expiration or earlier termination of the term of the Lease.

7. Effectiveness of Agreement. This Agreement shall become effective immediately upon the consummation of the Distribution, as defined in the Draft Information Statement filed as an exhibit to the Registration Statement on Form 10 of MSGE Spinco, Inc., and receipt of the New Guaranty from New Guarantor. Tenant shall provide prompt notice to Landlord of the date of the consummation of the Distribution. If the Distribution has not been consummated by May 31, 2023, then this Agreement shall have no force or effect thereafter. Tenant shall upon presentation of an invoice(s) therefor reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord associated with the transactions contemplated hereby. Except as expressly set forth herein, all of the terms, conditions, covenants and obligations contained in the Lease remain in full force and effect without modification or change and this Agreement shall not by implication or otherwise create a precedent or limit, impair, constitute a waiver of or otherwise affect the rights, remedies, and obligations of the parties under the Lease or the New Guaranty.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above set forth. Landlord:

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Paul A. Galiano
Name: Paul A. Galiano
Title: Senior Managing Director

RADIO CITY PRODUCTIONS LLC

By:	/s/ David F. Byrnes
Name: David F. Byrnes
Title: Executive Vice President and Chief Financial Officer

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